CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated February 15, 1999, on the consolidated balance sheet of Ocean Energy, Inc. and subsidiaries as of December 31, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for each of the two years in the period ended December 31, 1998, incorporated by reference in the Annual Report on Form 10-K of Ocean Energy, Inc. (formerly Seagull Energy Corporation) for the year ended December 31, 1999, into the following previously filed registration statements:

(a)      Form S-8, Seagull Thrift Plan (2-72014).
(b)      Form S-8, Seagull Energy Corporation 1981 Non-Qualified and
          Incentive Stock Option Plan   (2-80834).
(c)      Form S-8, ENSTAR Natural Gas Company Thrift Plan (33-14463).
(d)      Forms S-8 and S-3, Seagull Energy Corporation 1983 Stock
          Option Plan (2-93087).
(e)      Forms S-8 and S-3, Seagull Energy Corporation 1986 Stock
          Option Plan (33-22475).
(f)      Form S-8, Seagull Energy Corporation 1990 Stock Option Plan (33-43483).
(g)      Form S-8, Seagull Energy Corporation 1993 Stock Option Plan (33-50643).
(h)      Form S-8, Seagull Energy Corporation 1993 Nonemployee Directors'
          Stock Option Plan        (33-50645).
(i)      Form S-3, $350,000,000 Debt Securities of Seagull
          Energy Corporation (33-65118).
(j)      Form S-3, $100,000,000 Debt Securities of Seagull
          Energy Corporation (333-34841).
(k)      Form S-8, Seagull Energy Corporation 1995 Omnibus Stock
          Plan (33-64041).
(l)      Form S-3,  $300,000,000 Debt Securities,  Preferred Stock,
          Depositary Shares,  Common Stock or Securities
          Warrants of Seagull Energy Corporation (33-64051).
(m)      Form S-8,  Global Natural  Resources Inc. 1989 Key Employees
          Stock Option Plan and 1992 Stock Option Plan (333-13393).
(n)      Form S-8, Seagull Energy Corporation 1998 Omnibus
          Stock Plan (333-71375).
(o)      Form S-8, Ocean Energy, Inc. 1999 Long-Term Incentive Plan (333-95507).
(p)      Form S-3, $1 Billion Shelf  Registration  Statement of c
          certain Debt and Equity Securities of Ocean Energy,Inc. (333-79765).
(q)      Form S-8, Ocean Energy,  Inc. 1996 Long-Term  Incentive Plan,
          Ocean Energy,  Inc. 1994 Long-Term Incentive
          Plan,  United  Meridian  Corporation,   and  1994  Outside
          Directors'  Nonqualified  Stock  Option  Plan (333-78255).
(r)      Post-Effective  Amendment No. 1 to Form S-4 on Form S-8,
          Ocean  Energy,  Inc.  1998  Long-Term  Incentive
          Plan,  Ocean  Energy,  Inc.  Long-Term  Incentive  Plan  For
          Nonexecutive  Employees,   United  Meridian Corporation  1994
          Employee  Nonqualified  Stock  Option  Plan,  and  United
          Meridian  Corporation 1987 Nonqualified Stock Option Plan (333-68679).
(s)      Form S-4, Seagull/Ocean Merger (333-68679).




/s/Arthur Andersen LLP
Houston, Texas
March 27, 2000